Exhibit 10.6

FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE (“First Amendment”) is made and entered into as of May 3, 2018 (“Effective Date”), by and between 1200 CONCORD, LLC, a Delaware limited liability company (“Landlord”) and CERUS CORPORATION, a Delaware corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to that certain Lease (the “Original Lease”) dated February 16, 2018, for the premises commonly known as 1220 Concord Ave., Concord, California consisting of approximately 65,092 rentable square feet, as more particularly described therein (the “Premises”).

B.

By this First Amendment, Landlord and Tenant desire to modify the Original Lease to, among other things, change the designated area of the Fifth Floor Premises and 5th Floor Expansion Space, all in accordance with the terms and conditions set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.Defined Terms.  All capitalized terms used herein but not specifically defined in this First Amendment shall have the meanings ascribed to such terms in the Original Lease.  The term “Lease” where used in the Original Lease and this First Amendment shall hereafter refer to the Original Lease, as amended by this First Amendment.

2.Fifth Floor Premises.

a.Subsection (iii) of Section 1(a)(iii) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“(iii) 16,741 square feet of Rentable Area consisting of the “south wing” of the fifth (5th) floor of the Building (the “Fifth Floor Premises”);”

and all references in the Original Lease to the “Fifth Floor Premises” shall be to the “Fifth Floor Premises” as amended by this First Amendment, including, without limitation (i) the representations made by Landlord with respect to the Fifth Floor Premises set forth in Section 2(c) of the Original Lease, and (ii) references contained in the description of Base Building Work.

b.The portion of Exhibit C of the Original Lease depicting the Fifth Floor Premises and the 5th Floor Expansion Space is hereby deleted in its entirety and replaced with the depiction attached hereto as Exhibit A.

c.All references to the square feet of Rentable Area of the Premises contained in the Original Lease, including in Section 1(a)(iii) the Original Lease, are hereby amended to read “66,925”.

3. 5th Floor Expansion Space.

a.Section 36(b)(i) of the Original Lease is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

“Tenant is hereby granted the option (“5th Floor Expansion Option”) to add approximately 14,908 square feet of Rentable Area (“5th Floor Expansion Space”) to the Premises for the balance of the Term, which 5th Floor

Expansion Space consists of the “north wing” of the fifth (5th ) floor of the Building.”

and all references in the Original Lease to the “5th Floor Expansion Space” shall be to the “5th Floor Expansion Space” as amended by this First Amendment.

b.Section 36(b)(i) of the Original Lease is hereby amended by deleting in its entirety the proviso contained in the second sentence thereof and replacing it with the following:

“provided, however, that Tenant shall have the right to extend the Outside 5th Floor Expansion Right Exercise Date three (3) times for one (1) month each by paying Landlord the product of $1.00 per square foot of Rentable Area of the 5th Floor Expansion Space (i.e., $14,908.00) for each such extension.”

4.Base Rent.  The table describing Base Rent set forth in Section 1(c) of the Original Lease is hereby deleted in its entirety and replaced with the following:

Months of Term	Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Base Rent
Commencement Date -12	$2.45	$1,967,595.00	$163,966.25
13-24	$2.52	$2,026,622.85	$168,885.24
25-36	$2.60	$2,087,421.54	$173,951.79
37-48	$2.68	$2,150,044.18	$179,170.35
49-60	$2.76	$2,214,545.51	$184,545.46
61-72	$2.84	$2,280,981.87	$190,081.82
73-84	$2.93	$2,349,411.33	$195,784.28
85-96	$3.01	$2,419,893.67	$201,657.81
97-108	$3.10	$2,492,490.48	$207,707.54
109-120	$3.20	$2,567,265.19	$213,938.77
121-132	$3.29	$2,644,283.15	$220,356.93
133	$3.39	$2,723,611.64	$226,967.64

5.Tenant’s Proportionate Share.  Section 1(d) of the Original Lease is hereby deleted in its entirety and replaced with the following:

“(d)Tenant’s Proportionate Share

(i)	Tenant’s Proportionate Share of Rentable Area in Building. 37.89%.

(ii)	Tenant’s Proportionate Share of Rentable Area in the Project. 18.48%”

6.Parking.  Section 1(h) of the Original Lease is hereby amended to update the total number of parking stalls to 228, by replacing the reference to “221” with a reference to “228”.

7.No Tenant Delay.  The Parties hereby agree that the changes contained in this First Amendment do not constitute a Tenant Delay as set forth in Section 1.3(e) of the Work Letter attached to the Lease as Exhibit D.

8.Authority.  Tenant has full power and authority to enter into this First Amendment and the person signing on behalf of Tenant has been fully authorized to do so by all necessary corporate or partnership action on the part of Tenant.  Landlord has full power and authority to enter into this First Amendment and the person signing on behalf of Landlord has been fully authorized to do so by all necessary corporate or partnership action on the part of Landlord.

9.Confirmation.  Except, as and to the extent modified by this First Amendment, all provisions of the Lease shall remain in full force and effect.  In the event of a conflict between the terms of the Lease and the terms of this First Amendment, the terms in this First Amendment shall control.

10.Counterparts.  This First Amendment may be executed in any number of counterparts, including counterparts transmitted by facsimile or electronic mail, each of which shall be deemed an original for all purposes, and all counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

LANDLORD:

1200 CONCORD, LLC, a Delaware limited liability company

By: Seecon Investments, LLC, a California limited liability company, its sole member

By: /s/ Albert D. Seeno, Jr.

Name: Albert D. Seeno, Jr.

Its: Manager

By: /s/ Douglas W. Messner

Name: Douglas W. Messner

Its: Authorized Agent

TENANT: CERUS CORPORATION, a Delaware corporation By: /s/ Kevin D. Green Name: Kevin D. Green Its: VP, Finance and Chief Financial Officer By: Name: Its:

EXHIBIT A

EXHIBIT C
FIFTH FLOOR PREMISES

Fifth Floor Premises
5th Floor Expansion Space

Premises excludes electrical rooms, bathrooms, mechanical penetrations, and stairwells, which are not a part of the Premises.